UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 4, 2025

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As reported by PVH Corp. (the “Company” or “PVH”) in its Annual Report on Form 10-K for the fiscal year ended February 2, 2025, effective February 3, 2025, the first day of the Company’s fiscal year 2025, the Company changed its reportable segments to be region-focused to align with changes in its business and organizational structure. These changes included the reorganization of the executive leadership structure directly reporting to the Company’s Chief Executive Officer, who is its chief operating decision maker (“CODM”). The Company’s new organizational structure provides for the pairing of the Company’s global brands with commercial execution in geographic regions, underpinned by a demand- and data-driven operating model, making steady progress against the PVH+ Plan, the Company’s multi-year, strategic plan to build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and make PVH the leading brand building group in its sector. The Company’s new reportable segments are: (i) Europe, the Middle East and Africa (“EMEA”), (ii) Americas, (iii) Asia-Pacific (“APAC”), and (iv) Licensing. The new reportable segments reflect the way the Company is currently being managed and for which separate financial information is available and evaluated regularly by the CODM in deciding how to allocate resources and assess performance.

Additional information regarding the Company’s new reportable segments is as follows:

The EMEA, Americas, and APAC segments derive revenue principally from the sale of TOMMY HILFIGER and Calvin Klein branded apparel, accessories and related products. These segments encompass the marketing of these products at wholesale primarily to department and specialty stores, and digital commerce sites operated by department store customers and pure play digital commerce retailers, as well as through distributors and franchisees (primarily for EMEA and APAC), and, for Americas, also to warehouse clubs and off-price retailers. Within these segments the Company also operates retail stores (which, for Americas, are primarily located in premium outlet centers), concession locations (for EMEA and APAC), and digital commerce sites, which sell these products. These segments also include the Company’s proportionate share of the net income or loss of its investments in its unconsolidated affiliates that operate in such regions.

The Company derives revenue in the Licensing segment principally from licensing and similar arrangements relating to the use by third parties of the TOMMY HILFIGER and Calvin Klein brand names for a broad range of product categories, as well as for certain territories. Prior to the change in reportable segments, these licensing results were included in the Calvin Klein North America, Calvin Klein International, Tommy Hilfiger North America, and Tommy Hilfiger International segments.

In addition to these reportable segments, the Company has certain corporate and other costs that are not specific to any particular segment and, therefore, are not allocated to the reportable segments. Corporate and other costs primarily consist of (i) global brand costs, which include centrally managed marketing, design, and merchandising costs; and (ii) corporate expenses, which include centrally managed information technology costs, including network, infrastructure and global systems; expenses for senior corporate management; and expenses for corporate support functions including finance, human resources, legal and information security; and intangible asset amortization.

Prior to the change in reportable segments, (i) the global brand costs for TOMMY HILFIGER were primarily included in the Tommy Hilfiger International segment; (ii) the global brand costs for Calvin Klein were included in the Calvin Klein North America and Calvin Klein International segments; and (iii) a significant portion of the corporate expenses were allocated among the prior reportable segments.

Following the change in reportable segments, direct costs are reflected in each of the reportable segments’ results, and centrally-managed global support costs, including global brand costs, are reflected in “corporate and other.”

In addition, the Company’s reportable segments will no longer include restructuring costs and other one-time items. These items will be included separately in “Restructuring and other (gain) costs.” The Company will continue to provide in its future filings quarterly supplemental disclosure of global brand revenue.

The Company’s historical segment reporting has been and will continue to be recast in its periodic filings for fiscal years 2025 and beyond to reflect the new organizational structure. The Company is providing to investors in Exhibit 99.1 revised quarterly and full year segment data that reflects the changes to its reportable segments described above for the previously reported fiscal years ended February 2, 2025 and February 4, 2024, as the Company believes that presentation of its historical segment data by new reportable segment provides useful supplemental information for investors to better understand the impact of the segment change.

The changes in our segments discussed above affect only the manner in which the results for the Company’s segments were previously reported. These changes have no impact to any previously reported consolidated results. The information in this Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Supplemental unaudited historical segment data reflecting new reportable segments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Zachary Coughlin
Zachary Coughlin
Executive Vice President and Chief Financial Officer
Date: June 4, 2025